Exhibit 107.1

CALCULATION OF FILING FEE TABLE

S-8

(Form Type)

CVS Health Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.01 par value per share	Other	33,500,000 (1)(2)	$57.0075 (3)	$1,909,751,250 (3)	0.00014760	$281,879.29 (3)
Total Offering Amounts					$1,909,751,250		$281,879.29
Total Fee Offsets							N/A
Net Fee Due							$281,879.29

(1)	This Registration Statement on Form S-8 relates to 33,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of CVS Health Corporation (the “Company” or the “Registrant”) issuable pursuant to the 2017 Incentive Compensation Plan of CVS Health Corporation.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by any reason of any stock dividend, stock split, or other similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on a price of $57.0075 per share of Common Stock, which is the average of the high and low price per Common Share as reported by the New York Stock Exchange on May 16, 2024.